Exhibit 10.2

Convertible Credit Line Extension Agreement

This Convertible Credit Line Extension Agreement (“Extension”) is entered into as of January 12, 2023 (the “Effective Date”), by and between Orgenesis Inc. (“Borrower”) and Aharon Lukach (“Lender”). Borrower and Lender may each be referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS: Lender and Borrower are parties to that certain Convertible Credit Line Agreement dated October 3, 2019 (“Agreement”); and

WHEREAS: Lender and Borrower are parties to that certain Extension to the Agreement dated September 13, 2021 (“Extension#1”); and

WHEREAS: Lender and Borrower are parties to that certain Amendment#1 to the Agreement dated November 12, 2019 (“Amendment#1”); and

WHEREAS: Lender and Borrower wish to extend further the Maturity Date (as defined in the Agreement, Extension#1 and the Amendment#1) of the loan in accordance with this Agreement to January 31, 2026 and to amend certain terms set forth in the Agreement in accordance with the terms set forth herein;

NOW THEREFORE, the Parties hereby agree as follows:

1.	MATURITY DATE EXTENSION

1.3	Unless otherwise converted into equity pursuant to the terms of the Agreement, the Loan Amount, including all accrued but unpaid interest thereon which equals US$ 945,397 as of January 31, 2023, shall accrue interest at the rate of ten percent (10%) per annum from February 1st, 2023 until the Loan Amount becomes due and payable on January 31, 2026 (the “Maturity Date”) without any action required from the Lender. The Maturity Date may be further extended by the Lender in the Lender’s sole and absolute discretion and any such extension(s) shall be in writing signed by both Parties. The Loan Amount may be prepaid by the Borrower in whole or in part at any time without penalty of any kind after notice of 2 Business Days to the Lender. Each such prepayment shall be credited first to principal and then accrued but unpaid interest, costs and expenses owed to the Lender by the Borrower.

2.	CHANGE OF CONVERSION PRICE

Section 6(a) of the Agreement shall be deleted and replaced with the following:

“The Loan Amount and any and all accrued but unpaid interest thereon (collectively, the “Outstanding Amount”), shall be convertible by the Lender, at any time prior to or on the Maturity Date, by written notice to the Borrower, to convert the Outstanding Amount, in whole or in part, into shares of common stock of Orgenesis at a conversion price per share equal to US$2.50.”

3.	EXTENSION OF WARRANTS

3.1	The expiration and latest possible exercise date of any unexercised Warrants in accordance with the Agreement shall be extended to January 31, 2026.

4.	GENERAL PROVISIONS.

4.1	The Agreement is hereby amended only to the extent necessary to give full effect to this Extension. Unless expressly specified herein, all other terms and conditions specified in the Agreement shall apply and shall remain in full force and effect. Capitalized terms used not defined herein shall have the meaning ascribed to them in the Agreement. In the event of any conflict between the terms of this Extension and the terms of the Agreement, the terms of this Extension shall control.

4.2	This Extension may be executed in any number of counterparts, including in facsimile and scanned format, each of which shall be deemed an original and enforceable against the Party actually executing such counterpart and all of which together shall constitute one and the same instrument.

4.3	Section 10(c) of the Agreement shall be hereby amended to provide that any notices sent or delivered to the Borrower shall also be sent or delivered to Mark Cohen, Pearl Cohen Zedek Latzer Baratz LLP, Times Square Tower, 7 Times Square, New York, NY 10036 (which delivery shall not constitute notice).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Extension to Convertible Credit Line Agreement as of the date first above written.

THE LENDER:
/s/ Aharon Lukach
Aharon Lukach

ORGENESIS INC.
By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer
Address: 20271 Goldenrod lane
Germantown, Maryland, 20776 USA

[Signature page to the Extension to Convertible Credit Line Agreement between Orgenesis Inc. and A. Lukach]